UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2010, the Board of Directors of Tower Bancorp, Inc. (the “Company”) took the following actions regarding compensatory arrangements for executive officers:

2010 CEO and Executive Incentive Plans

The Board of Directors approved a chief executive officer cash incentive plan (the “CEO Incentive Plan”) and an executive cash incentive plan (the “Executive Incentive Plan”), which provide for the potential payment of a cash bonus to the Company’s Chief Executive Officer and certain Company executives, respectively, upon the attainment of specified performance and strategic goals.

Under the CEO Incentive Plan, the Chief Executive Officer may receive a cash incentive award of up to 40% of his annual base earnings, based on the level of achievement within three corporate performance categories. Achievement of the threshold level of performance within all three categories would result in a payment of 10% of annual base earnings, and achievement of the target and optimum level of performance would result in an award of 30% and 40%, respectively, of base earnings.

Under the Executive Incentive Plan, each participating executive (other than the Chief Executive Officer) may receive a cash incentive award of up to 35% of his or her annual base earnings, based on the level of achievement within three corporate performance categories. Achievement of the threshold level of performance within all three categories would result in a payment of 10% of annual base earnings, and achievement of the target and optimum level of performance would result in an award of 25% and 35%, respectively, of base earnings.

The corporate performance categories and their respective weightings for 2010 are as follows: Operating Earnings Per Share (50%); Asset Quality Pre-Merger with First Chester County Corporation (“First Chester”) (30%); and Asset Quality Post-Merger with First Chester (20%). Operating Earnings Per Share is defined as GAAP net income less merger expense and other non-recurring items for the year ending December 31, 2010. The Company’s performance targets for each of these categories are set forth below.

	Threshold	Target	Optimum
Operating Earnings Per Share	$1.36	$1.60	$1.76
Non-Performing Assets/Total Assets (Pre-Merger)	> 150 basis points	149-101 basis points	< 100 basis points
Reduce Non-Performing Assets/Total Assets (Post-Merger)	No change	5% Reduction	10% Reduction

The Company must receive satisfactory ratings on internal audit and regulatory agency examinations in order for the incentive plans to activate. If a below satisfactory rating is achieved, the incentive plan will not fund any awards for any participants. In addition, each executive must achieve a satisfactory level of performance on their individual performance goals for the plan year in order to qualify for an incentive award. Awards are paid out within the first three months following year-end.

Andrew Samuel, Chairman, President and Chief Executive Officer, is entitled to participate in the CEO Incentive Plan. The following executive officers of the Company are participants in the Executive Incentive Plan: Mark S. Merrill, Executive Vice President and Chief Financial Officer; Jeffrey R. Renninger, Executive Vice President and Chief Operating Officer; Jeffrey B. Shank, Executive Vice President and President of the Tower Bank division; Janak Amin, Executive Vice President and President of the Graystone Bank division; Jane B. Tompkins, Executive Vice President and Chief Credit Officer; and Carl D. Lundblad, Executive Vice President and General Counsel.

The above summary of the CEO Incentive Plan and Executive Incentive Plan is qualified in its entirety by reference to the full texts of the CEO Incentive Plan and Executive Incentive Plan, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Deferred Compensation Plan

The Board of Directors approved a non-qualified, performance-based deferred compensation plan (the “Plan”) for a select group of senior management who have been designated to be eligible to participate in the Plan by the Employee Development Committee of the Board of Directors. The specific terms of the Plan will be set forth in a Graystone Tower Bank Deferred Compensation Agreement (each, an “Agreement”) to be entered into between Graystone Tower Bank (the “Bank”) and each participant. The Plan allows participants to defer receipt of compensation otherwise payable to them under the Company’s existing compensation plans and provides that the Bank shall make an annual grant to the participant’s account equal to 3% of the participant’s base salary, plus an additional amount based upon the Company’s achievement of certain performance targets for each plan year. Those performance targets are based upon two measures: Average Operating Return on Assets — Percentile Versus Industry Index (as selected by the Employee Development Committee of the Board of Directors) and Average Operating Return on Tangible Equity — Percentile Versus Industry Index. The following table sets forth the targets and payouts.

Average Operating Return on Assets – Percentile Versus Industry Index	Amount of Grant - CEO	Amount of Grant – All Other Executives
Top 60th thru Top 51st Percentile	2.0% of Base Salary	1.5% of Base Salary

Top 50th thru Top 41st Percentile	4.0% of Base Salary	3.0% of Base Salary

Top 40th thru Top 31st Percentile	6.0% of Base Salary	4.5% of Base Salary

Top 30th Percentile	8.5% of Base Salary	6.0% of Base Salary

Average Operating Return on Tangible Equity – Percentile Versus Industry Index	Amount of Grant - CEO	Amount of Grant – All Other Executives
Top 60th thru Top 51st Percentile	2.0% of Base Salary	1.5% of Base Salary

Top 50th thru Top 41st Percentile	4.0% of Base Salary	3.0% of Base Salary

Top 40th thru Top 31st Percentile	6.0% of Base Salary	4.5% of Base Salary

Top 30th Percentile	8.5% of Base Salary	6.0% of Base Salary

The Plan further provides that the Bank shall make a one-time initial contribution of 12% of the participant’s base salary to the participant’s deferral account. All amounts deferred by the participant are 100% vested. Amounts contributed to a participant’s account by the Bank under the Plan are subject to forfeiture under certain conditions, including a participant’s termination for cause or violation of a non-compete covenant of the Agreement.

The following executive officers of the Company are participants in the Plan: Andrew Samuel, Chairman, President and Chief Executive Officer; Mark S. Merrill, Executive Vice President and Chief Financial Officer; Jeffrey R. Renninger, Executive Vice President and Chief Operating Officer; Janak Amin, Executive Vice President and President of the Graystone Bank division; Jane B. Tompkins, Executive Vice President and Chief Credit Officer; and Carl D. Lundblad, Executive Vice President and General Counsel.

The specific terms of the Agreements have not been finalized and are subject to change. If the final terms of the Plan, as set forth in the Agreements, differ materially from those described above, the Company will amend this Current Report on Form 8-K to disclose the final terms. The above summary of the Plan is qualified in its entirety by reference to the full text of the Agreements, the form of which, when finalized, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Tower Bancorp, Inc. CEO Incentive Plan.

10.2	Tower Bancorp, Inc. Executive Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: May 3, 2010	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Tower Bancorp, Inc. CEO Incentive Plan.

10.2	Tower Bancorp, Inc. Executive Incentive Plan.